Exhibit 10


                      Consent of PricewaterhouseCoopers LLP



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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of the WRL Freedom Wealth Protector Post-Effective Amendment No. 12 to the Registration Statement on Form S-6 of our report dated January 29, 1999, relating to the financial statements and financial highlights of the sub-accounts comprising the WRL Series Life Account, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
April 20, 1999